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                                 EXHIBIT 10.13

                            FIRST AMENDMENT TO LEASE

I.   PARTIES AND DATE.

     This First Amendment to Lease (the "First Amendment") dated January 21, 1998, is by and between THE IRVINE COMPANY ("Landlord"), and WONDERWARE CORPORATION, a Delaware corporation, as successor by merger to Wonderware Software Development Corporation, a California corporation ("Tenant").



II.  RECITALS.

     On April 23, 1993, Landlord and Tenant entered into that certain lease ("Lease") for space in a building located at 100 Technology Drive, Irvine, California ("Premises").

     Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

     A. Basic Lease Provisions. The Basic Lease Provisions of the Lease are hereby amended as follows:

          1. Item 5 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

               "5. Lease Term: The Term of this Lease shall expire at midnight on August 31, 2000."

          2. Effective October 1, 1998, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "Basic Rent: Thirty-Nine Thousand Five Hundred Four
               Dollars ($39,504.00) per month, based on $1.25 per rentable square foot."

     B. Right to Extend the Lease. Paragraph 3 of the Lease Addendum entitled "Right to Extend the Lease", shall be deleted in its entirety and the following shall be substituted in lieu thereof:

           "3. Section 3.1(b) Right To Extend The Lease. Provided that Tenant is not in monetary default or material non-monetary default under any provision of this Lease beyond the applicable cure period, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, Tenant may extend the Term of this Lease for one
     (1) period of eighteen (18) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, no earlier than September 1,


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     1999, and no later than December 31, 1999, Tenant's irrevocable written notice of its commitment to extend (the "Commitment Notice"). The Basic Rent payable under the Lease during any extension of the Term shall be at 100% of the fair market rental for the Premises. In the event that the parties are not able to agree on the fair market rental within one hundred twenty (120) days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

          Within ten (10) days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair rental value. Should each of the parties timely designate an appraiser, then two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification with not less than five (5) years experience in the valuation of commercial industrial buildings in the Irvine Spectrum area of Orange County, California.

          Within thirty (30) days following the selection of the appraiser, such appraiser shall determine the fair market rental value of the Premises based on an 18-month term. In determining such value, the appraiser shall consider rental comparables for the other comparable buildings in the Project, and shall consider rental rates for other comparable buildings in the Irvine Spectrum area with appropriate adjustments for differences in location and quality of project. The fees of the appraiser(s) shall be shared equally by both parties.

          Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within ten (10) days. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

          If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single eighteen (18) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

     C. Option to Cancel. Paragraph 4 of the Lease Addendum, entitled "Section 3.1(c) Option To Cancel" is hereby deleted in its entirety, and nothing shall be substituted in lieu thereof.



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     D.   Tenant Improvements. Landlord agrees to provide to Tenant an allowance of up to Sixty Thousand Forty-Six Dollars ($60,046.00) ("Landlord's Contribution") for tenant improvement work in the Premises ("Tenant Improvements"). Any additional cost shall be borne solely by Tenant. Tenant shall utilize the Landlord's Contribution and submit the invoices therefor (in accordance with the provisions below) prior to June 30, 1998. Any unused portion of the Landlord's Contribution shall thereafter be terminated.

          Tenant shall be permitted to use its own contractor (subject to Landlord's prior reasonable approval) in constructing the Tenant Improvements, which construction shall be undertaken and prosecuted in accordance with
Article VII, Section 7.3 of the Lease. Tenant shall request payment for the cost of the Tenant Improvements by delivering to Landlord a copy of the invoices, lien waivers (in the form prescribed by the California Civil Code), and all other pertinent backup, which invoices shall not exceed Landlord's Contribution.

          It is understood that the Tenant Improvements shall be done during Tenant's occupancy of the Premises. Therefore Tenant agrees to assume any risk of injury, loss or damage which may result from such construction; and shall indemnify, defend and, protect, save and hold harmless Landlord from and against any and all claims, liabilities, costs and expense arising from such construction, as more particularly provided in Section 10.3 of the Lease. Tenant further agrees that no rental abatement shall result while the Tenant Improvements are being completed in the Premises.

IV.  GENERAL.

     A. Effect of Amendments. The Lease shall remain unmodified and in full force and effect, except to the extent that it is modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. Define Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.


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     F.   Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.   EXECUTION.

     Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.



LANDLORD:                                         TENANT:

THE IRVINE COMPANY        [SEAL OF                WONDERWARE CORPORATION,
                           LEGAL APPROVAL]        a Delaware corporation



By /s/ Clarence W. Barker                         By /s/ Roy Slavin
   ----------------------------------------       -----------------------
      Clarence W. Barker, President                    Name: Roy Slavin
      Irvine Industrial Company, a division                  ------------
      of The Irvine Company                            Title: President
                                                              -----------
By /s/ John C. Tsu                                By /s/ Sam Auriemma
   ----------------------------------------          --------------------
      John C. Tsu,                                     Name: Sam Auriemma
      Assistant Secretary                                    ------------
                                                       Title: CFO
                                                              -----------


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